UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

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Date of report (Date of earliest event reported)                      July 20, 2005

U.S.B. HOLDING CO., INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-12811	36-3197969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Dutch Hill Road, Orangeburg, New York		10962
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code	(845) 365-4600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a.-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 20, 2005, the Registrant issued a press release announcing that Raymond J. Crotty has been appointed President and Chief Operating Officer of U.S.B. Holding Co., Inc. (the “Company”) and Union State Bank (the “Bank”) and that Thomas E. Hales will remain Chairman of the Board and Chief Executive Officer of the Company and the Bank. These changes, approved on July 20, 2005 by the Company’s Board of Directors, became effective immediately. A copy of the press release is attached as an exhibit to this Current Report on Form 8-K.

Prior to being appointed President and Chief Operating Officer of the Company and the Bank, Mr. Crotty, age 58, served as Senior Executive Vice President and Chief Credit Officer of the Company and the Bank (1997 to 2005), Assistant Secretary of the Company and the Bank (1995 to 2004), Executive Vice President and Chief Credit Officer of the Company and the Bank (1995 to 1997), and Senior Vice President and Chief Credit Officer of the Bank (1988 to 1992). Mr. Crotty has also served as Secretary of the Company and the Bank since 2004, as a Director of the Company since 1996 and as a Director of the Bank since 1995.

As of June 30, 2005, Mr. Crotty was indebted to the Bank in an amount of $200,000 (or approximately 0.10% of stockholders’ equity). The loan was made in the ordinary course of business and did not involve more than normal risk of collectibility or present other unfavorable features, and was made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the same time for comparable loan transactions with unaffiliated persons, and the loan is not classified at present as a non-accrual, past due, restructured or potential problem loan.

Mr. Crotty’s has an employment agreement with the Company which requires: (i) annual salary of $225,000; (ii) minimum annual bonus payments equal to one percent of net income of the Company under the Executive Incentive Bonus Plan; (iii) annual stock option grants of 50,847 shares, which contain certain reload features; (iv) maintenance of certain disability and life insurance policies; (v) participation in generally applicable terms and conditions in all compensation and employee benefit plans covering employees of the Company or the Bank; and (vi) customary corporate indemnification and errors and omissions insurance coverage throughout the employment term and for six years after termination. Mr. Crotty’s agreement is for a three-year term, expiring July 28, 2007.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

99.1

Press release, dated July 20, 2005, announcing that Raymond J. Crotty has been appointed President and Chief Operating Officer and that Thomas E. Hales will remain Chairman of the Board and Chief Executive Officer for U.S.B. Holding Co., Inc. and Union State Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 25, 2005
U.S.B. HOLDING CO., INC.

		By:	/s/ Thomas E. Hales
		Name:	Thomas E. Hales
		Title:	Chairman and C.E.O.